UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 28, 2004

Date of Report (date of earliest event reported)

CUTERA, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On April 27, 2004, Timothy J. O’Shea was elected to our board of directors as a Class III director. As with the other Class III directors, Mr. O’Shea will stand for re-election at the 2007 annual meeting of stockholders. Mr. O’Shea will replace director David Apfelberg on the Audit Committee. In connection with Mr. O’Shea’s service as a director, we anticipate that he will receive an initial option grant for 30,000 shares of our Common Stock, consistent with the terms of our 2004 Equity Incentive Plan. Mr. O’Shea will also receive $5,000 for each board meeting that he attends and $1,500 for each committee meeting he attends.

On April 28, 2004 we completed the sale of an additional 529,800 shares of Common Stock to certain of our underwriters in connection with the exercise of their over-allotment option.

On April 28, 2004, we issued a press release announcing both events. The press release is attached hereto as Exhibit 99.1. This Exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but is instead furnished. The Exhibit is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 10. Amendments to Registrant’s Code of Ethics

On April 27, 2004, our board of directors adopted an Amended and Restated Code of Ethics (the “Code”) attached hereto as Exhibit 14.1. The Code was amended to make the procedure for reporting violations of the Code, and investigating alleged violations, more specific. In addition, the Code contains a statement of our intention to post any future amendments to our Code in our website, at www.cutera.com.

Exhibits

Exhibit No.	Description
14.1	Amended and Restated Code of Ethics, adopted on April 27, 2004.

99.1	Press Release, dated as of April 28, 2004.

SIGNATURES

Pursuant to the requirements if the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

By:	/s/ Kevin P. Connors
Kevin P. Connors
President and Chief Executive Officer

Date: April 28, 2004